EXHIBIT 10.25

                    ACCESS PHARMACEUTICALS, INC.

                        1995 Stock Option Plan

Amendment

Access Pharmaceuticals, Inc. (the "Company"), pursuant to authority reserved in Section 21 of the 1995 Stock Option Plan of the Company, as amended (the "1995 Plan"), hereby amends the 1995 Plan as follows:

Effective as of May 21, 2001, Section 10.1 of the 1995 Plan is deleted in its entirety and is replaced with the following:

10.1. Automatic Grants. On the date of each Annual Meeting of the Stockholders of Company, each Non-Employee Director (as defined below) serving as such on such date shall receive a Nonstatutory Option for the purchase of 10,000 shares of Stock. On the date that a Non-Employee Director is initially elected or appointed by the Board of Directors such Non-Employee Director shall receive a Nonstatutory Option to purchase 20,000 shares of Stock.

IN WITNESS WHEREOF, the Company has adopted this Amendment as of the 21st day of May, 2001.


ACCESS PHARMACEUTICALS, INC.


By:  /s/ Kerry P. Gray
     -----------------
     Kerry P. Gray
     President and Chief Executive Officer